For Immediate Release	For further information contact:

	John Schoen	Jack Seller
	CFO	Public Relations
	PCTEL, Inc.	PCTEL, Inc.
	(773) 243-3000	(773) 243-3016
jack.seller@pctel.com
PCTEL Sells Mobility Solutions Group
Company to Focus on Wireless Technology and Products
Three Million Share Buyback Program Announced
Chicago, IL — December 10, 2007 — PCTEL, Inc. (NASDAQ: PCTI), a leading provider of wireless solutions, announced today that it had signed a definitive agreement to sell its Mobility Solutions Group (MSG) to Smith Micro Software, Inc. (NASDAQ: SMSI). PCTEL will receive $59.7 million in cash at the close, which is scheduled for January 4, 2008. PCTEL will retain its accounts receivable at the time of close. The transaction is subject to customary closing conditions.
“This divestiture positions PCTEL as a leading provider of propagation and optimization solutions for the wireless industry. We are the leaders in providing high-performance scanning receivers and the Maxrad™ antenna lines are recognized globally,” said Marty Singer, PCTEL’s chairman and CEO. “We will continue to leverage the explosive and global growth in broadband wireless to aggressively grow our businesses,” added Singer.
PCTEL will realize approximately $42 million from the sale of MSG after fees, taxes, other expenses, and the working capital that will remain with the company. PCTEL acquired this business for $1.5 million in 2002.
PCTEL’s remaining operations will focus exclusively on propagation and optimization products and technology. The company’s product lines include antennas, scanning receivers, and interference management systems. Revenue from these products, through organic growth and acquisitions, has grown from $10 million in 2003 to an estimated $68 million in 2007. PCTEL’s SeeGull™ scanning receivers permit network engineers to optimize the performance of cellular networks. The products support all cellular standards and will soon support WiMAX. PCTEL, with its SeeGull™ EX platform, is the leading supplier of scanning receivers into the OEM market. PCTEL’s Maxrad™ antenna products include WiMAX, GPS, WiFi, RFID, and a broad portfolio of Land Mobile Radio products for public safety and homeland security.

Coincident with the signing of the definitive agreement covering the sale of MSG, PCTEL also announced a new share buyback program authorizing the purchase of up to three million shares of the company’s stock from time to time in the open market.
Robert W. Baird & Company advised PCTEL on this transaction.
The company will host a conference call at 4:15 PM EST. The conference call dial-in information is provided below.
CONFERENCE CALL / WEBCAST
The company will hold a conference call at 4:15 PM EST (3:15 PM CST) today, Monday, December 10, 2007 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. The session can be accessed by calling (877) 604-9673 (U.S. / Canada) or (719) 325-4896 (international).
To listen via the Internet, please visit, www.pctel.com, or http://investor.pctel.com/events.cfm
REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 4095792.
About PCTEL
PCTEL, Inc. (Nasdaq:PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. PCTEL’s Maxrad™ antenna solutions address public safety applications, unlicensed and licensed wireless broadband, fleet management, and network timing. Its portfolio includes a broad range of antennas for WiMAX, Land Mobile Radio, GPS, telemetry, RFID, WiFi, indoor cellular, and mesh networks. The company’s SeeGull™ scanning receivers, receiver-based products and CLARIFY™ interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site at: http://www.pctel.com
PCTEL Safe Harbor Statement
Statements in this press release regarding the certainty and timing of the divestiture of its Mobility Solutions Group (“MSG”), the forecasted 2007 revenues for MSG, the gain realized by PCTEL after fees, taxes and other expenses from the divestiture of MSG (the “MSG Divestiture”), the amount of MSG-related receivables to be collected by PCTEL, the impact of the MSG Divestiture on PCTEL’s RF solutions businesses and other statements which are not strictly historical are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including material changes in MSG’s business impacting the closing of the MSG

Divestiture, the total transaction costs in connection with the MSG Divestiture, PCTEL’s ability to successfully grow its RF solutions businesses and other risks and uncertainties detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
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